=============================================================================
				SCHEDULE 14A
				 (RULE 14a)
		   INFORMATION REQUIRED IN PROXY STATEMENT
			  SCHEDULE 14A INFORMATION
		PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
			SECURITIES EXCHANGE ACT OF 1934
			       (AMENDMENT NO.   )

Filed by the Registrant     [X]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
				       ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


			OHIO CASUALTY CORPORATION
			-------------------------
	     (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


			-------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: .....

    (2) Aggregate number of securities to which transaction applies: ........

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
	filing fee is calculated and state how it was determined): ..........

    (4) Proposed maximum aggregate value of transaction: ....................

    (5) Total fee paid: .....................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: .............................................

    (2) Form, Schedule or Registration Statement: ...........................

    (3) Filing Party: .......................................................

    (4) Date Filed: .........................................................

=============================================================================

			OHIO CASUALTY CORPORATION
			    9450 Seward Road
			 Fairfield, Ohio  45014

			NOTICE OF ANNUAL MEETING
				   OF
			      SHAREHOLDERS

		       To Be Held April 18, 2001

							    Fairfield, Ohio
							    March 14, 2001

To the Shareholders:

    The Annual Meeting of Shareholders (the "Annual Meeting") of Ohio Casualty Corporation (the "Company") will be held in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio, 45014, on Wednesday, April 18, 2001, at 10:30 a.m., local time, for the following purposes:

    (1) To elect the following three directors for terms expiring in 2004 (Class II):

	    Wayne R. Embry     Stephen S. Marcum    Stanley N. Pontius


    (2) In their discretion, to consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


    Holders of record of common shares of the Company as of the close of business on March 1, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. As of March 1, 2001, there were 60,072,619 common shares outstanding. Each common share is entitled to one vote on all matters properly brought before the Annual Meeting.

				   By Order of the Board of Directors,


				   Howard L. Sloneker III, Secretary


EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD SO THAT YOUR COMMON SHARES WILL BE REPRESENTED.

A POSTAGE PAID, ADDRESSED ENVELOPE FOR MAILING IS ENCLOSED FOR YOUR CONVENIENCE. THIS YEAR, YOU MAY ALSO VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. INSTRUCTIONS ON DOING SO ARE PROVIDED IN THE PROXY STATEMENT AND ON THE PROXY CARD.

			OHIO CASUALTY CORPORATION
			     9450 Seward Road
			  Fairfield, Ohio  45014


			     PROXY STATEMENT
			     ---------------

		     ANNUAL MEETING OF SHAREHOLDERS

    You are receiving this proxy statement and proxy card from us because you own common shares of Ohio Casualty Corporation (the "Company"). This proxy statement describes the proposal on which we would like you to vote. It also gives you information so that you can make an informed voting decision. We will mail this proxy statement and the form of proxy to shareholders beginning on or about March 14, 2001.

			 VOTING AT THE ANNUAL MEETING

Date, Time and Place of the Meeting

    We will hold the Annual Meeting of Shareholders (the "Annual Meeting") in the Ohio Casualty University Auditorium, 9450 Seward Road, Fairfield, Ohio 45014, at 10:30 a.m., local time, on Wednesday, April 18, 2001, or at any adjournment thereof.

Who Can Vote

    Record holders of the Company's common shares at the close of business on March 1, 2001 are entitled to notice of and to vote at the Annual Meeting. On the record date, approximately 60,072,619 common shares were issued and outstanding.

Quorum for the Meeting

    A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding common shares of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether a quorum is present at the Annual Meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. In the event that a quorum is not present at the Annual Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

    The nominees for director who receive the greatest number of the votes cast in person or by proxy at the Annual Meeting will be elected directors of the Company. You are entitled to one vote for each share you own on the record date on each matter to be considered at the Annual Meeting. A broker or other nominee may have discretionary authority to vote common shares if the beneficial owner or other person entitled to vote those shares has not provided instructions.

    Instructions to withhold authority to vote will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Shares represented by a proxy as to which there is a broker non-vote or a proxy in which authority to vote for any matter considered is withheld will have no effect on the vote for any matter.

    If the shareholder is a participant in the Company's Dividend Reinvestment Plan or a participant in The Ohio Casualty Insurance Company Employee Savings Plan, the enclosed proxy represents the number of shares held on account of the participant in those Plans as well as shares held of record by the participant. With respect to participants in The Ohio Casualty Insurance Company Employee Savings Plan, the proxy also serves as the voting instruction card to the Plan trustee and represents the shareholder's proportional interest in common shares of stock beneficially held by the Trustee.


How You Can Vote

    You may attend the Annual Meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

    - Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted for the election of the nominees identified in the Proxy Statement.

    - Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available, and the procedures are designed to authenticate votes cast by using the personal control number located on your proxy card. If you vote by telephone, you should not return your proxy card.

    - Voting by World Wide Web. You can also vote on the World Wide Web by signing on to the web site identified on the proxy card and following the procedures described on the web site. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal control number. If you vote on the World Wide Web, you should not return your proxy card.

    Shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the Annual Meeting.

How You May Revoke or Change Your Vote

    You can revoke your proxy at any time before it is voted at the Annual Meeting by any of the following methods:

    - Submitting a later-dated proxy by mail, over the telephone or through the World Wide Web.

    - Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

		Ohio Casualty Corporation
		9450 Seward Road
		Fairfield, Ohio 45014
		Facsimile: (513) 603-7900
		Attention: Howard L. Sloneker III, Secretary

    - Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.


			  PRINCIPAL SHAREHOLDERS

    The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 5% of the Company's outstanding common shares as set forth below:


				  Common Shares      Percent of
Name and Address                   Beneficially        Common
of Beneficial Owner                   Owned            Shares              Date
-------------------                   -----            ------              ----

AMERICAN FINANCIAL GROUP, INC.      6,000,000(1)        9.10%             12-31-00
One East Fourth Street
Cincinnati, Ohio  45202


THE CHASE MANHATTAN BANK            4,253,503(2)        7.08%             12-31-00
Trustee
1211 Avenue of the Americas
New York, New York  10036


FIRST FINANCIAL BANCORP             4,136,866(3)        6.90%             12-31-00
300 High Street
Hamilton, Ohio  45011


DIMENSIONAL FUND ADVISORS INC.      3,950,378(4)        6.58%             12-31-00
1299 Ocean Avenue
Santa Monica, California  90401
__________________


(1) Based upon information contained in a Schedule 13G dated February 5, 2001, filed with the Securities and Exchange Commission ("SEC") by American Financial Group, Inc. ("AFG") According to the Schedule 13G filing, AFG reported shared dispositive power for 6,000,000 shares. All of these shares are covered by an unexercised warrant issued by the Company to AFG on December 1, 1998 in connection with the Company's acquisition of AFG's Commercial Lines business. The exercise price of the warrant is $22.505 per share, and the warrant expires on November 30, 2003.

(2) Based upon information contained in a Schedule 13G dated February 13, 2001, filed with the SEC by The Chase Manhattan Bank as Trustee for Ohio Casualty Insurance Company Employees Retirement Plan. Of these shares, 2,569,039 shares are held as trustee for the Company's Employee Savings Plan and 1,684,464 shares are held as trustee for the Company's Employees Retirement Plan. Voting power with respect to shares held in the Employee Savings Plan is exercised by the plan participants; investment power with respect to these shares is held by plan participants subject to limitations in the Employee Savings Plan. Voting and investment power with respect to shares held in the Employees Retirement Plan is exercised by the committee that administers the Employees Retirement Plan (the "Retirement Committee"). The Retirement Committee consists of Jack E. Brown, Dan R. Carmichael, Stephen S. Marcum and Howard L. Sloneker, III. Messrs. Brown, Carmichael, Marcum and Sloneker disclaim beneficial ownership of these shares.

(3) Based upon information contained in a Schedule 13G dated February 12, 2001, filed with the SEC by First Financial Bancorp and its subsidiary, First National Bank of Southwestern Ohio (the "Bank"). The Bank holds the reported shares as trustee under various trust agreements and arrangements. The Bank reported that it has sole voting power for 4,136,866 shares, sole dispositive power for 1,744,122 shares, and shared dispositive power for 1,859,961 shares. Also included in these shares are 833,293 shares that are held under trust arrangements for certain directors of the Company and their respective spouses. These shares are also reported in the following table, showing share ownership by directors and executive officers of the Company.

(4) Based upon information contained in a Schedule 13G dated February 2, 2001, filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional"). According to the Schedule 13G filing, Dimensional reported sole voting power for 3,950,378 shares and sole dispositive power for 3,950,378 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the reported shares, and Dimensional disclaims beneficial ownership of such shares.


		SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
		    AND NOMINEES FOR ELECTION AS DIRECTOR

    As of March 1, 2001, the directors of the Company, including the three persons intended by the Board of Directors to be nominated for election as directors, the individuals named in the Summary Compensation Table, and all executive officers and directors of the Company as a group, beneficially owned common shares of the Company as set forth in the table below:



								 Shared Investment/
			   Number of            Options             Voting Power
			 Common Shares        Exercisable          Over Employee
Name of                   Beneficially           Within              Retirement                                   Percent
Individual or Group         Owned(1)            60 Days            Plan Shares(2)               Total           of Class(3)
-------------------         --------            -------            --------------               -----           -----------

John E. Bade, Jr.          404,473(6)           30,833                                          435,306

Terrence J. Baehr            3,652              13,500                                           17,152

Arthur J. Bennert           32,356              25,500                                           57,856

Jack E. Brown                2,200              25,500                1,684,464               1,712,164            2.85%

John S. Busby               12,717(6)           24,833                                           37,550

Dan R. Carmichael            7,100                0                   1,684,464               1,691,584            2.82%

Catherine E. Dolan           1,200              25,500                                           26,700

Wayne Embry                    400              25,500                                           25,900

Vaden Fitton               405,789(4)           25,500                                          431,289

Coy Leonard, Jr.             3,599(6)           41,500                                           45,099

Stephen S. Marcum          617,950(4)(5)        25,500                1,684,464               2,327,934            3.88%

Stanley N. Pontius           3,548              25,500                                           29,048

Howard L. Sloneker III     445,505(6)           84,333                1,684,464               2,214,302            3.69%

William L. Woodall          41,400              53,000                                           94,400

All Executive Officers   2,001,101             528,665                1,684,464               4,214,250            7.02%
 and Directors as a
 Group (18 Persons)
-----------------------



(1) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(2) Includes 1,684,464 shares held in the Company's Employees Retirement Plan as to which the named individuals share voting and investment power solely by reason of being members of the Retirement Committee which administers such Plan. See footnote (2) of the preceding table. Messrs. Brown, Carmichael, Marcum and Sloneker disclaim beneficial ownership of these shares.

(3) Percentages are listed only for those individuals who are the beneficial owners of more than 1% of the outstanding shares.

(4) Includes the following number of shares owned by family members as to which beneficial ownership is disclaimed: Mr. Fitton, 183,026 and Mr. Stephen S. Marcum, 159,030.

(5) Includes 195,612 shares held as co-trustee of the Joseph L. and Sarah S. Marcum Foundation as to which voting and investment power is shared by Stephen S. Marcum.

(6) The share ownership for Messrs. Sloneker, Leonard, Bade and Busby includes 5,802, 1,064, 5,149 and 11,475 shares, respectively, held for the accounts of these individuals by the trustee of the Company's Employee Savings Plan. Such persons have sole voting power with respect to these shares and also hold investment power subject to limitations in the Plan.

			    ELECTION OF DIRECTORS

    The Board of Directors intends that the three persons named under Class II in the following table will be nominated for election at the Annual Meeting for three-year terms expiring in 2004. The terms of the remaining directors in Classes III and I will continue after the Annual Meeting. In the event that any one or more of the nominees unexpectedly becomes unavailable for election, the common shares represented by the proxies received will be voted in accordance with the best judgment of the proxy holders for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The proxies will not be voted for more than three nominees.


					   Position with Company and/or
					Principal Occupation or Employment                      Director
Name and Age(1)                              During Last Five Years(2)                            Since
---------------            -------------------------------------------------------------    ----------------

Nominees:  Class II:  Terms Expiring in 2004 (3)

Wayne Embry,               Consultant to the Cleveland Cavaliers, professional basketball         1991
    64                     franchise.  Previously Executive Vice President and General
			   Manager of the Cleveland Cavaliers.

Stephen S. Marcum,         Member of the law firm of Parrish, Fryman & Marcum Co., L.P.A.,        1989
    43                     Hamilton, Ohio.

Stanley N. Pontius,        President and Chief Executive Officer of First Financial Bancorp       1994
    54                     and its principal subsidiary, First National Bank of Southwestern
			   Ohio.

Directors Whose Terms Continue Beyond the Annual Meeting:
Class III:  Terms Expiring in 2002

Terrence J. Baehr,         Vice President, Strategy and Solutions, Global Financial Services      1999
    50                     Sector for IBM Corporation since January 2000.  Previously, Vice
			   President, Insurance Industry, North and South America, 1998-1999
			   and General Manager, Insurance Industry, North America, 1995-1997
			   for IBM Corporation.

Arthur J. Bennert,         Director of the Company, The Ohio Casualty Insurance Company, West     1989
    74                     American Insurance Company, American Fire and Casualty Company,
			   Ohio Security Insurance Company, and Ohio Casualty of New Jersey,
			   Inc; retired executive officer of the Company and its subsidiaries.

Dan R. Carmichael          President, Chief Executive Officer and Director of the Company, The    2000
    55                     Ohio Casualty Insurance Company, West American Insurance Company,
			   American Fire and Casualty Company, Ohio Security Insurance Company,
			   Avomark Insurance Company, Ohio Casualty of New Jersey, Inc. and
			   OCASCO Budget, Inc.  Previously President and Chief Executive
			   Officer of IVANS, Inc., Greenwich, Connecticut from 1995-2000.

Catherine E. Dolan,        Senior Vice President, First Union National Bank, Charlotte, North     1994
    43                     Carolina.  Previously Managing Director of the Financial
			   Institutions Group, First Union National Bank, Charlotte, North
			   Carolina from 1995-2000.

Class I --Terms Expiring in 2003:

Jack E. Brown,             Chairman of the Board, AC Nielsen BASES since 1999; also Chairman      1994
    57                     of the Board, BBI Marketing Services, Inc., Cincinnati, Ohio
			   (professional marketing consulting firm).

Vaden Fitton,              Director and Retired First Vice President of First National Bank       1967
			   of Southwestern Ohio, Hamilton, Ohio.

Howard L. Sloneker III,    Senior Vice President, Secretary and Director of the Company, The      1983
    44                     Ohio Casualty Insurance Company, West American Insurance Company,
			   American Fire and Casualty Company, Ohio Security Insurance
			   Company, Avomark Insurance Company, Ohio Casualty of New Jersey,
			   Inc. and OCASCO Budget, Inc.


(1) Ages are listed as of the date of the Annual Meeting.

(2) The Ohio Casualty Insurance Company, Ohio Security Insurance Company, American Fire and Casualty Company, West American Insurance Company, OCASCO Budget, Inc., Ohio Casualty of New Jersey, Inc. and Avomark Insurance Company are subsidiaries of the Company.

(3) Class II of the Board of Directors is currently comprised of 4 directors, including the three nominees for election at the Annual Meeting and William L. Woodall. Mr. Woodall will retire from the Board effective as of the date of the Annual Meeting. Because the Board of Directors is still in the process of identifying and interviewing potential candidates to fill the vacancy to be created by Mr. Woodall's retirement, the Board has not nominated a successor to Mr. Woodall for election at the Annual Meeting. The Board intends to fill the vacancy following the Annual Meeting when an appropriate replacement for Mr. Woodall has been selected.


			       OTHER DIRECTORSHIPS

    Dan R. Carmichael is also a director of Alleghany Corporation and IVANS, Inc.; Wayne Embry is also a director of PolyOne Corporation and Kohl's Corporation. Stephen S. Marcum and Stanley N. Pontius are also directors of First Financial Bancorp.


			MEETINGS OF THE BOARD OF DIRECTORS
			   AND COMMITTEES OF THE BOARD

    During 2000, the Board of Directors held eleven meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served, with the exception of Jack E. Brown. The Board of Directors has standing Executive, Audit, Executive Compensation and Nominating Committees.

    The Executive Committee held five meetings during 2000. The members of the Executive Committee are Jack E. Brown, Dan R. Carmichael, Stephen S. Marcum, Stanley N. Pontius and Howard L. Sloneker III. The Executive Committee is empowered to exercise all the powers of the Board of Directors in the management of the Company between meetings of the Board of Directors, other than filling vacancies on the Board or any committee of the Board.

    The Audit Committee held six meetings during 2000. The members of the Audit Committee are Terrence J. Baehr, Arthur J. Bennert, Jack E. Brown, Catherine E. Dolan, Wayne Embry, Vaden Fitton, Stephen S. Marcum, and Stanley
N. Pontius. For a more detailed description of the role of the Audit Committee, see "Report of the Audit Committee" on page 18 and the Audit Committee Charter, which is attached as Exhibit A.

    The Executive Compensation Committee held four meetings during 2000. The members of the Executive Compensation Committee are Jack E. Brown, Vaden Fitton, Stephen S. Marcum and Stanley N. Pontius. The Executive Compensation Committee administers the Company stock option plans and carries out the responsibilities described in the Report of the Executive Compensation Committee in this Proxy Statement.

    The Nominating Committee held one meeting during 2000. The members of the Nominating Committee are Jack E. Brown, Wayne Embry, Vaden Fitton, Stephen S. Marcum, Stanley N. Pontius and Howard L. Sloneker III. The Nominating Committee's responsibilities include the selection of potential candidates for director and the recommendation of candidates to the Board.

    The Nominating Committee will consider nominees for director recommended by shareholders for the 2002 Annual Meeting of Shareholders provided that the names of such nominees are submitted not later than November 23, 2001, to Howard L. Sloneker III, Secretary, 9450 Seward Road, Fairfield, Ohio 45014. Every submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director if elected, and a commitment by the nominee to meet personally with the Nominating Committee members.

		DIRECTORS' FEES AND OTHER COMPENSATION

    On March 23, 2000, each director was granted a non-qualified stock option to purchase 15,000 common shares of the Company (a "Retainer Option") in lieu of a cash annual retainer for 2000. The exercise price of each Retainer Option is $13.125 per share, the closing market price of the common shares of the Company on the date of grant. Each Retainer Option has a term of ten years (subject to earlier termination in certain cases) and will become exercisable as to one-half of the option shares on each of the first two anniversaries of the date of grant. Beginning in April, 2001, directors will receive an annual retainer of $30,000 payable in a combination of cash and Ohio Casualty common shares.

    Each non-employee director of the Company receives $1,500 for each meeting attended in person ($500 per meeting attended via teleconference beginning in April 2001). Members of the Audit Committee receive $5,000 each for serving on that committee. Members of the Executive Compensation Committee and members of the Nominating Committee receive $300 per meeting for each meeting attended.

    Beginning in April 2001, the director serving as Chairman of the Audit Committee will receive a payment of $2,500, and directors serving as Chairman of the Board Governance Committee (to be established in April 2001) and Executive Compensation Committee will receive a payment of $2,000 each for such services. Other members of the Committees will not receive any additional compensation.

    Directors may elect to defer all or a part of the cash compensation they receive in consideration for their duties as directors. Deferred amounts are credited with interest monthly at the prime rate charged by The Chase Manhattan Bank, N.A., New York City at the end of each month. In the alternative, directors may elect to have deferred fees converted into performance shares. Performance shares are equivalent in value to the Company's common shares, but the performance shares have no voting rights.
All deferred fees are payable only in cash.

    Any individual who becomes or is re-elected a non-employee director is automatically granted a non-qualified stock option (an "NQSO") to purchase 6,000 common shares effective on the third business day following the first meeting of the Board of Directors after his/her election or appointment to the Board. The NQSO is fully exercisable six months after the date of grant. The exercise price of each NQSO granted to a non-employee director is equal to the fair market value of the common shares on the date of grant. NQSOs granted to non-employee directors have terms of ten years (subject to earlier termination in certain cases) and may not be exercised during the six months following their date of grant. On May 1,

2000, Jack E. Brown and Vaden Fitton, non-employee directors of the Company, were each granted an NQSO to purchase 6,000 common shares of the Company, at an exercise price of $17.0625 per share, the closing market price of the common shares on the date of grant.

    In addition, the Company has a retirement plan for directors. Under this plan, a director who currently serves on the Board will receive a payment of $25,000 per year for ten years if the director: (i) retires from the Board on or before the 2002 Annual Shareholders Meeting; (ii) has served as a director for at least ten years; and (iii) has attained age 65 at the time of retirement from the Board. All newly elected directors, beginning with the 2001 term, as well as the current directors who continue to serve beyond the 2002 term, will not be eligible for any retirement benefits.


				EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table presents information concerning compensation provided by the Company to its current Chief Executive Officer, the two preceding Chief Executive Officers, and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, for services rendered in all capacities for each of the Company's last three completed fiscal years:


													      Long-Term
					    Annual Compensation                                          Compensation Awards
			       ---------------------------------------------------------              ------------------------
							     Other                       Securities                     Dividend
							    Annual       Restricted      Underlying      Dividend      Payment
Name and                           Salary      Bonus     Compensation      Stock          Options/       Payment        Rights
Principal Position        Year     ($)(1)       ($)         ($)(4)      Awards($)(5)      SARs(#)      Rights(#)(6)  Payout($)(7)
------------------        ----     ------      -----     ------------   ------------      -------      ------------  ------------


Dan R. Carmichael         2000      18,846    200,000         0              -           400,000            0             0
President and Chief       1999        -          -            -              -
 Executive Officer        1998        -          -            -              -


William L. Woodall        2000     698,077       0            0              0            35,000            0             0
 President and Chief      1999        -          -            -              -              -               -             -
 Executive Officer (2)    1998        -          -            -              -              -               -             -


Lauren N. Patch           2000      85,942       0           3,574           0              0               0             0
 President and Chief      1999     569,692       0          20,377         60,722        120,000         120,000       102,400
 Executive Officer (3)    1998     530,000     32,124       60,601         98,025         30,000          30,000          0


Howard L. Sloneker III    2000     208,577       0           7,204           0            30,000            0           35,732
 Senior Vice President    1999     224,543       0           7,073         19,186         24,000          24,000        25,465
 and Secretary            1998     209,500     10,756       22,563         27,760         20,000          20,000          0


Coy Leonard, Jr.          2000     193,429     40,940(8)     4,500           0            15,000            0           10,720
 Senior Vice President    1999     182,139      8,722        4,295         15,170         24,000          24,000        10,240
			  1998     170,994     12,700        1,710         18,163          6,000           6,000          0

John S. Busby             2000     180,516     40,940(8)     5,737           0            15,000            0           10,720
 Senior Vice President    1999     142,706      8,416        4,534          9,289          8,000           8,000        10,240
			  1998     136,608       0           4,098         14,746          6,000           6,000          0

John E. Bade, Jr.         2000     180,424     40,940(8)     5,734           0            15,000            0           10,720
 Senior Vice President    1999     130,505      3,009        4,313          5,233          8,000           8,000        10,240
 __________________       1998     113,004       0           3,390          2,528          6,000           6,000          0


(1) Includes directors' fees for Messrs. Patch and Sloneker.

(2) Mr. Woodall resigned from his position of Chief Executive Officer of the Company and its subsidiaries on December 11, 2000.

(3) Mr. Patch resigned as a director and executive officer of the Company and its subsidiaries on February 17, 2000. Amounts shown do not include any severance payments made to Mr. Patch pursuant to his employment agreement.

(4) For 2000, includes for Messrs. Sloneker, Busby and Bade the amount of $5,100 each, for Mr. Patch the amount of $3,574 and for Mr. Leonard the amount of $4,500, contributed by the Company under the Company's Employee Savings Plan. Also includes for Messrs. Sloneker, Bade and Busby for 2000 the amounts of $2,104, $634, and $637, respectively, contributed by the Company under the Company's Supplemental Executive Savings Plan.

(5) The aggregate values of all outstanding restricted stock awards at the end of the fiscal year 2000 were $21,320, $15,240, $10,880 and $3,660 for
    Messrs. Sloneker, Leonard, Bade and Busby, respectively. The number of the restricted stock awards held by Messrs. Sloneker, Leonard, Bade and Busby at the end of fiscal year 2000 were 2,132, 1,524, 1,088 and 366, respectively. Such restricted stock awards vest on the third anniversary of the date of the grant so long as the executive officer is an employee on such date (with earlier vesting occurring on retirement, death or disability or termination of employment following a change of control). During the restriction period, the executive officer will receive all dividends paid on the shares.

(6) Dividend Payment Rights were granted to the named executive officers in 1996, 1997, 1998 and 1999. One third of these rights become effective on each anniversary of the grant date. These rights entitle the holder, on the April 15th following the third anniversary of the grant date, to receive, for each dividend payment right, an amount in cash equal to the aggregate amount of dividends that the Company has paid on each common share from the date on which such right becomes effective through the payout date, subject to restrictions.

(7) Amount shown reflects the payout of the Dividend Payment Rights granted to the named executive officers in 1996 and 1997.

(8) Amounts shown reflect payments made in 2000 under The Ohio Casualty Insurance Company Commercial Lines Division Incentive Plan (the "Plan"). The Plan was established upon the acquisition of the Commercial Lines Division of the Great American Insurance Company by The Ohio Casualty Insurance Company ("OCIC"). Payments under the Plan were calculated based on the retention of the acquired business by OCIC as of June 1, 2000.

			Option Grants in Last Fiscal Year

    The following table sets forth information concerning the grant of stock options during the last fiscal year to each of the executive officers of the Company named in the Summary Compensation Table. No stock appreciation rights were granted during the last fiscal year.


				      % of Total                                      Potential Realizable
				       Options                                          Value at Assumed
			Number of      Granted                                        Annual Rates of Stock
			 Shares          to                                           Price Appreciation for
		       Underlying     Employees        Exercise                          Option Term(1)
										     --------------------
			Options       in Fiscal         Price       Expiration         ($)           ($)
  Name                  Granted #       Year           ($/Sh)          Date             5%           10%
  ----                  ---------     --------         -------      ----------        -----         -----

Dan R. Carmichael       400,000(2)     15.62%           9.7500        12/12/10       2,452,689     6,215,596

William L. Woodall       20,000(3)      0.78%          12.3750         2/28/10         155,651       394,451

William L. Woodall       15,000(4)      0.59%          13.1250         3/23/10         123,814       313,768

Howard L. Sloneker III   15,000(4)      0.59%          13.1250         3/23/10         123,814       313,768

Howard L. Sloneker III   15,000(5)      0.59%          12.3750         2/28/10         116,739       295,838

Coy Leonard, Jr.         15,000(5)      0.59%          12.3750         2/28/10         116,739       295,838

John S. Busby            15,000(5)      0.59%          12.3750         2/28/10         116,739       295,838

John E. Bade, Jr.        15,000(5)      0.59%          12.3750         2/28/10         116,739       295,838



(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's common shares appreciates, which benefits all shareholders commensurately.

(2) Mr. Carmichael's option was granted pursuant to his Employment Agreement with the Company dated December 12, 2000. The option becomes exercisable as to one-third of the option shares on each of the first three anniversaries of the date of grant and has a term of ten years.

(3) The option is subject to a six-month holding period and becomes exercisable as to one half of the option shares on each of the first two anniversaries of the date of grant and has a term of ten years. In the event of a change in control of the Company, the option, if held for more than six months, will vest in full.

(4) These options were granted to Messrs. Woodall and Sloneker in their capacity as directors of the Company in lieu of an annual cash retainer for their service, as discussed in "Directors Fees and Other Compensation" on page 8. These options are subject to a six-month holding period and become exercisable as to one-half of the option shares on each of the first two anniversaries of the date of grant and have a term of ten years. In the event of a change in control of the Company, the options, if held for more than six months, will vest in full.

(5) These stock options were granted under the Ohio Casualty Corporation 1993 Stock Incentive Program at the fair market value of the underlying option shares on the date of grant. These options are subject to a six-month holding period and become exercisable as to one-half of the option shares on each of the first two anniversaries of the date of grant and have a term of ten years. In the event of a change in control of the Company, the stock options would become exercisable in full. Stock options reported consist of non-qualified stock options.


			Option Exercises in Last Fiscal Year

    The following table sets forth for each of the executive officers of the Company named in the Summary Compensation Table, the fiscal year-end value of unexercised stock options held by such executive officers. None of these individuals exercised any stock options during 2000.


			Aggregated Option Exercises in
		Last Fiscal Year and Fiscal Year-End Option Value
		-------------------------------------------------

						     Number of Shares Underlying        Value of Unexercised
			  Shares                       Unexercised Options at           In-the-Money Options
			Acquired on      Value            Fiscal Year-End(#)          at Fiscal Year-End ($)(1)
							  ------------------          -------------------------
    Name                 Exercise      Realized      Exercisable   Unexercisable     Exercisable   Unexercisable
    ----                 --------      --------      -----------   -------------     -----------   -------------

Dan R. Carmichael           0              0              0           400,000             0           100,000

William L. Woodall          0              0            38,000         15,000             0              0

Howard L. Sloneker III      0              0            54,666         52,668             0              0

Coy Leonard, Jr.            0              0            24,000         33,000             0              0

John S. Busby               0              0            12,666         22,334             0              0

John E. Bade, Jr.           0              0            18,666         22,334             0              0


(1) "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based upon the fair market value of the Company's common shares on December 31, 2000 ($10.000), less the exercise price of in-the-money options on December 31, 2000. Exercise prices of these options on December 31, 2000 ranged from $9.750 to $23.469.


				EMPLOYMENT CONTRACTS

    On February 17, 2000, the Company entered into an Employment Agreement (the "Woodall Agreement") with William L. Woodall, who served as the Company's CEO and President from February 17, 2000 through December 11, 2000, following the resignation of Lauren Patch. The Woodall Agreement had a term of one year and provided for a salary of $825,000 per annum. In addition, Mr. Woodall was entitled to the same fringe benefits received by other executive-level employees of the Company. Under the terms of the Woodall Agreement, the Company granted to Mr. Woodall a stock option to purchase 20,000 common shares of the Company at an exercise price of $12.375 per share. The terms of the stock option are described in footnote 3 to the Option Grant Table on page 11.

    On December 12, 2000, the Company entered into an Employment Agreement (the "Carmichael Agreement") with Dan R. Carmichael, who succeeded Mr. Woodall as CEO and President of the Company. The basic terms and conditions of the Carmichael Agreement are as follows:

  -     Five year term.

  -     Minimum base salary of $700,000 per year.

  - Annual bonus for calendar years 2001 and 2002 equal to greater of $525,000 or the bonus otherwise payable under any executive short-term bonus plan that is in effect. For calendar years after 2002, bonus will be determined under applicable short-term bonus plan then in effect.

  - Annual long-term cash awards of $175,000 to be credited to Mr. Carmichael's deferred compensation account on March 31, 2002 (for fiscal year ending December 31, 2001) and March 31, 2003 (for fiscal year ending December 31, 2002), which amounts will vest over a three-year period. For calendar years following 2002, Mr. Carmichael will participate in any long-term incentive program then offered by the Company.

  - As an inducement to joining the Company, Mr. Carmichael received a payment of $200,000 on December 22, 2000 and will receive an additional payment of $200,000 on June 22, 2001.

  - The Company has agreed to reimburse Mr. Carmichael up to $181,000 for an amount forfeited under a previous employer's short-term bonus program as a result of his accepting employment with the Company. The Company has also agreed to create a long-term bonus arrangement for Mr. Carmichael and to fund it with up to $375,000 for the amount that Mr. Carmichael forfeited under a previous employer's long-term bonus plan.

  - If, prior to a Change in Control of the Company (as defined in the Carmichael Agreement), the Company terminates Mr. Carmichael's employment without Cause or if Mr. Carmichael terminates his employment for Good Reason (as defined), the Company will be obligated to (i) continue to pay the Base Salary for a period of 36 months following the termination date; (ii) pay an amount equal to 300 percent of Mr. Carmichael's last annual bonus (or the amount of his minimum annual bonus for the year in which the termination occurs if that date precedes his receipt of his first annual bonus);
	(iii) pay an amount equal to 300 percent of the last annual long-term cash bonus amount credited to his deferred compensation account (or the amount of his minimum annual long-term cash amount for the year in which termination occurs if that date precedes receipt of his first long-term cash bonus payment); and (iv) vest in full all unvested stock options granted under the agreement. In certain cases, these payments will be reduced if Mr. Carmichael obtains other employment during the period in which the severance payments are required to be made.

  - If, following a Change in Control of the Company, the Company terminates Mr. Carmichael's employment without Cause or Mr. Carmichael terminates his employment for Good Reason, then the Company will be obligated to (i) pay to Mr. Carmichael the amounts that would have been payable to him if his employment had so terminated prior to a Change in Control, but in a lump sum without any discount applied to reflect the value of any acceleration of payment, and (ii) the continuation of certain employee benefits.
	If the sum of these payments and any other payments or benefits constitute "excess parachute payments" under the Internal Revenue Code, then the Company will be obligated to reimburse Mr. Carmichael for any resulting excise tax or reduce the amounts paid so that the total parachute payment is less than the amount that would be an "excess parachute payment," whichever results in the larger after-tax amount to Mr. Carmichael.

  - The Carmichael Agreement provides for a 24-month non-competition agreement.


    The Carmichael Agreement also provides for the grant of stock options for up to 1,200,000 common shares of the Company at exercise prices equal to the market value of the Company's shares on the date of option grants. The first stock option for 400,000 shares was granted to Mr. Carmichael on December 12, 2000 at an exercise price of $9.7500 per share (the terms of that option are described in footnote 2 to the Option Grant Table on page 11). A second stock option for 400,000 shares will be granted on December 12, 2001 and a third stock option for 400,000 shares will be granted on December 12, 2002 so long as Mr. Carmichael is an employee of the Company on those grant dates. Each of the stock options will vest over a period of three years from the date of grant, and are for terms of 10 years each.


			CHANGE IN CONTROL AGREEMENTS

    On July 24, 2000, the Company entered into change in control agreements with Howard L. Sloneker, III, Coy L. Leonard, Jr., John E. Bade and John S. Busby (each a "Change in Control Agreement").

    Each Change in Control Agreement provides that if the employee's employment is terminated by the Company Without Cause, as defined in the Change in Control Agreement, or by the employee for Good Reason, as defined, at any time during the 24 months following a Change in Control, as defined, the Company will (i) reimburse the employee for certain insurance and executive outplacement service costs, (ii) continue certain employee benefits, and (iii) pay the employee an amount equal to 200 percent of the larger of the employee's current annualized base salary rate or the highest annualized base salary rate the employee received at any time during the 24 months beginning on the date of the Change in Control.

    If the sum of these payments and any other payments or benefits constitute "excess parachute payments" under the Internal Revenue Code, then the Company will be obligated to reimburse the employee for any resulting excise tax or reduce the amounts paid so that the total parachute payment is less than the amount that would be an "excess parachute payment," whichever results in the larger after-tax amount to the employee.

				Pension Plans

    The following table sets forth the estimated annual benefits payable under the Employees Retirement Plan and The Ohio Casualty Insurance Company Benefit Equalization Plan (the "Benefit Equalization Plan") to participants in such plans, including the executive officers named in the Summary Compensation Table, upon retirement in specified compensation and years of service classifications:



					PENSION PLANS TABLE

			   15         20         25        30        35        40        45
   Annual Earnings        Years      Years      Years     Years     Years     Years     Years
   ---------------        -----      -----      -----     -----     -----     -----     -----

      $125,000           $27,521    $36,694    $45,868   $55,041   $64,215   $73,388   $82,562
       175,000            39,521     52,694     65,868    79,041    92,215   105,388   118,562
       225,000            51,521     68,694     85,868   103,041   120,215   137,388   154,562
       275,000            63,521     84,694    105,868   127,041   148,215   169,388   190,562
       325,000            75,521    100,694    125,868   151,041   176,215   201,388   226,562
       375,000            87,521    116,694    145,868   175,041   204,215   233,388   262,562
       400,000            93,521    124,694    155,868   187,041   218,215   249,388   280,562
       425,000            99,521    132,694    165,868   199,041   232,215   265,388   298,562
       450,000           105,521    140,694    175,868   211,041   246,215   281,388   316,562
       475,000           111,521    148,694    185,868   223,041   260,215   297,388   334,562
       500,000           117,521    156,694    195,868   235,041   274,215   313,388   352,562
       525,000           123,521    164,694    205,868   247,041   288,215   329,388   370,562
       550,000           129,521    172,694    215,868   259,041   302,215   345,388   388,562
       600,000           141,521    188,694    235,868   283,041   330,215   377,388   424,562
       650,000           153,521    204,694    255,868   307,041   358,215   409,388   460,562
       700,000           165,521    220,694    275,868   331,041   386,215   441,388   496,562



    Retirement benefits under the Company's Employees Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), are generally payable to full-time and regular part-time salaried employees whose participation in the plan has vested (currently requiring the completion of five years of service) upon retirement at age 65 or in reduced amounts upon retirement prior to age 65 if the participant has ten years of vested service. A retiree's benefit amount is based upon his or her credited years of service and average annual compensation (salary) for the five consecutive calendar years of highest salary during the last ten years of service immediately prior to age 65 or, if greater, the average annual compensation paid during the 60 consecutive month period immediately preceding retirement or other termination of employment. Such retirement benefits are calculated considering the retiree's Social Security-covered compensation. Benefits figures shown in the table above are computed on the assumption that participants retire at age 65 and are entitled to a single life annuity.

    Section 401(a)(17) of the Code limits compensation in excess of $170,000 from being taken into account in determining benefits payable under a qualified pension plan. As a result, the Benefit Equalization Plan was adopted for those employees who are adversely affected by these provisions of the Code. The Benefit Equalization Plan provides for payment of benefits that would have been payable under the Employees Retirement Plan but for the limitation on covered compensation imposed by the Code. Upon retirement, participants receive the actuarial equivalent present value of the benefit payable under the Benefit Equalization Plan in a lump sum.

    At December 31, 2000, credited years of service and average annual compensation for purposes of the Employees Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table were: Dan R. Carmichael, 0.1 year ($18,846); Howard L. Sloneker III,
18.75 years ($205,039); Coy Leonard, Jr., 7.3 years ($173,484); John S. Busby,
27.5 years ($144,347) and John E. Bade, Jr., 20.75 years ($129,718).  The compensation covered by the Employees Retirement Plan and the Benefit Equalization Plan is the amount shown in the Summary Compensation Table as salary, less any directors' fees.


		REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

    The Executive Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. Historically, the Committee has sought to create executive compensation opportunities, including those for the Company's Chief Executive Officer (the "CEO"), that provide substantial incentives for superior performance and real financial consequences for below-target performance. Since 1996, the Company's executive compensation program has consisted of three principal components: base salary, an annual cash bonus plan (the "Annual Incentive Plan") and a long-term incentive program consisting of stock options and dividend payment rights.

    The 2000 fiscal year was a year of transition for the Company, which affected the normal operation of the Company's executive compensation program. In February of 2000, Lauren N. Patch, the Company's CEO, resigned. He was replaced by William L. Woodall, a member of the Company's Board of Directors and a retired senior executive of the Company, who, with the participation of the Board, implemented a financial turnaround plan for the Company. As part of this plan, the Committee decided that no bonuses would be paid in 2000 under the Annual Incentive Plan and that base salaries would be maintained at current levels. In recognition of the reduction in cash compensation to the Company's employees, including its senior executives, the Committee approved the grant of stock options to substantially all of the Company's full-time, salaried employees. (See the table, "Option Grants in Last Fiscal Year" on page 11).

	The Committee is working on a new executive compensation program for the Company. It is anticipated that the new program will be implemented in the current fiscal year. The new program is expected to vary from the Company's previous program, which has been effectively terminated. Until the new program is implemented, the Company's executives are receiving only base salaries.

    The Committee does not have a policy that requires its executive compensation programs to qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended, although the Committee continues to carefully consider the net cost and value to the Company and its shareholders of its compensation policies.

Bases for Chief Executive Officer


    In February of 2000, Mr. Woodall agreed to serve as CEO for a period of up to one year. Mr. Woodall and the Company entered into a one-year employment agreement on February 17, 2000, which provided for total cash compensation to Mr. Woodall of $825,000 per annum. Mr. Woodall's compensation was determined by the Committee to be fair and reasonable based upon a number of factors, including the Company's need to have an experienced CEO such as Mr. Woodall to lead the Company during a critical time period for the Company, Mr. Woodall's extensive management experience and specific knowledge regarding the Company's business operations and the fact that Mr. Woodall was required to relocate to Ohio from his residence in Texas in order to assume the position.

    In December of 2000, following a national search conducted by a recognized executive search firm, the Board of Directors selected Dan R. Carmichael to serve as CEO. In order to attract an executive of Mr. Carmichael's caliber, the Committee, with the advice and assistance of a nationally-recognized executive compensation consulting firm, authorized a five-year employment agreement with Mr. Carmichael (the "Carmichael Agreement"). (See "Employment Agreements" on page 12).

    The Carmichael Agreement provides for a minimum base salary during the term of the agreement of $700,000 per year. The Company can increase the base salary above this amount to reflect the performance of Mr. Carmichael and the Company. The Committee will evaluate Mr. Carmichael's performance on an annual basis and determine whether an increase in base salary is warranted based on the Committee's consideration of a number of subjective and objective criteria, including the Company's financial operations, and Mr. Carmichael's overall leadership. Because the Carmichael Agreement requires that the Company pay to Mr. Carmichael a minimum annual base salary, the Committee does not have the ability to reduce the base salary below such minimum to reflect the Company's performance. However, the minimum base salary was established by the Committee based upon advice from the Company's compensation consulting firm that the minimum base salary provided for in the Carmichael Agreement was consistent with similar compensation provided to CEOs of comparable companies in the insurance industry. The comparative data was compiled and provided by the Company's executive compensation consulting firm and may or may not have included the companies included in the Performance Graph.

    The Carmichael Agreement provides for a minimum annual bonus of $525,000 for years 2001 and 2002 and payments to a long-term cash plan of $175,000 for each of these years. For years after 2002, Mr. Carmichael will receive an annual bonus and annual long-term cash award program under the terms of any bonus program or long-term cash award program then in effect for senior executives of the Company. Although the Committee will not have the ability to reduce the minimum cash bonus payable to Mr. Carmichael for years 2001 and 2002, bonuses for years after 2002 will be determined in accordance with the executive bonus plan then in effect. The new executive compensation plan now under consideration by the Committee will include a bonus program for executives, which will create financial incentives for strong company performance and financial consequences for below-target performance.

    The Carmichael Agreement also provides for the grant of stock options to purchase up to 1,200,000 common shares of the Company. (See the "Employment Agreements" section on page 14 for a description of these stock options). In addition, as an inducement to Mr. Carmichael to accept the position of CEO, the Company agreed to pay to him a signing bonus of $400,000, $200,000 of which was paid on December 22, 2000 with the balance being payable on June 22, 2001. The Company also agreed to compensate Mr. Carmichael for up to $556,000 of payments and benefits payable to him from his prior employer which he forfeited by taking the position with the Company.

    The Committee was advised by its executive consulting firm that the total compensation package provided to Mr. Carmichael was at the high end of the range for CEOs of comparable companies in the insurance industry, but that companies seeking to identify and hire CEOs have found it necessary to offer a very competitive compensation package to attract executives with the qualifications necessary to lead these companies. The consulting firm also advised the Committee that the stock option grants comprise nearly half the value of the total compensation package. These stock options will benefit Mr. Carmichael only if the Company's share price increases, which would also benefit the Company's shareholders.

    The foregoing report on executive compensation is provided by the following directors, who constituted the Executive Compensation Committee during 2000:


Jack E. Brown    Vaden Fitton   Stephen S. Marcum   Stanley N. Pontius


			REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors of the Company is comprised of eight directors, seven of whom are considered "independent" under the listing standards of the National Association of Securities Dealers. The Audit Committee is responsible for overseeing the Company's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit the Company's financial statements. The Audit Committee has adopted a charter to set forth its responsibilities (the "Charter"). A copy of the Charter is attached to this Proxy Statement as Exhibit A.

    As required by the Charter, the Audit Committee received and reviewed the report of PricewaterhouseCoopers LLP regarding the results of their audit, as well as the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of the Company. Representatives of PricewaterhouseCoopers LLP also discussed with the Audit Committee the independence of PricewaterhouseCoopers LLP from the Company, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and representatives of PricewaterhouseCoopers LLP included the following:

  - PricewaterhouseCoopers LLP's responsibilities in accordance with generally accepted auditing standards
  - The initial selection of, and whether there were any changes in, significant accounting policies or their application

  -  Management's judgments and accounting estimates
  -  Whether there were any significant audit adjustments
  -  Whether there were any disagreements with management
  - Whether PricewaterhouseCoopers LLP encountered any difficulties in performing the audit
  - PricewaterhouseCoopers LLP's judgments about the quality of the Company's accounting principles
  - PricewaterhouseCoopers LLP's responsibilities for information prepared by management that is included in documents containing audited financial statements

    Based on its review of the financial statements and its discussions with management and representatives of PricewaterhouseCoopers LLP, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the SEC.

    The only non-independent member of the Audit Committee during 2000 was Stephen S. Marcum, the son of Joseph L. Marcum who was the Chairman of the Board of Directors of the Company until April 26, 2000. Although this relationship resulted in Mr. Stephen Marcum not being "independent," as defined by the National Association of Securities Dealers, the Board of Directors determined that continuity and stability of membership on the Audit Committee was important during 2000 because the Company was not meeting its financial goals and was undergoing a period of transition in leadership. Therefore, Mr. Marcum continued to be a member of the Audit Committee during 2000. Mr. Marcum will not serve on the Audit Committee for the term beginning in April 2001.

    The foregoing report of the Audit Committee is provided by the following directors, who constituted the Audit Committee during 2000:


Terrence J. Baehr    Arthur J. Bennert    Jack E. Brown    Catherine E. Dolan
  Wayne Embry          Vaden Fitton     Stephen S. Marcum  Stanley N. Pontius


				AUDIT FEES

    For the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP billed the Company $212,500 for professional services in connection with the audit of the Company's annual financial statements and the review of financial statements included in the Company's Forms 10-Q.


	FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During the 2000 fiscal year, PricewaterhouseCoopers LLP performed no professional accounting services to design, implement or manage hardware or software that collects or generates information significant to the Company's financial statements.

				ALL OTHER FEES

    For the fiscal year ended December 31, 2000, the Company was billed $341,000 in fees for services rendered by PricewaterhouseCoopers LLP, for all
accounting services other than the services discussed in "Audit Fees."   The
Audit Committee has determined that the provision of these additional services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

		COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

    The following graph compares the five-year cumulative total shareholder return, including reinvested dividends, of the Company's common shares with the Dow Jones Equity Market Index and the Dow Jones Insurance Index for Property and Casualty Companies (1):


			  PERFORMANCE GRAPH FOR
			OHIO CASUALTY CORPORATION



			  1995     1996     1997     1998     1999     2000
			-----------------------------------------------------

DJ EQUITY MARKET INDEX   100.00    122.02   160.84   200.88   246.53   223.68

DJ INSURANCE P&C         100.00    118.15   167.09   158.27   117.51   191.79

OHIO CASUALTY CORP       101.20     97.03   126.65   121.57   100.00    66.01

-------------------



(1) The Dow Jones Insurance Index for Property and Casualty Companies is comprised of 35 companies that are considered to be a peer group of property and casualty insurance companies within the United States. The companies making up the 2000 Index are: Ace Ltd., Allstate Corporation, Ambac Financial Group Inc., American Financial Group, Inc., Arthur J. Gallagher & Co., Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corporation, E. W. Blanch Holdings, Inc., Enhance Financial Services Group, Inc., Everest Re
Group Ltd., Fidelity National Financial Inc., First American Corporation, Fremont General Corporation, HCC Insurance

Holdings Inc., Leucadia National Corporation, Loews Corporation, Markel Corporation, MBIA Inc., Mercury General Corporation, MGIC Investment Corporation, Mutual Risk Management Ltd., Ohio Casualty Corporation, Old Republic International Corporation, Partner Re Ltd., PMI Group Inc., Progressive Corporation, Radian Group Inc., RenaissanceRe Holdings Ltd., Safeco Corporation, Selective Insurance Group Inc., St. Paul Companies, Transatlantic Holdings Inc., Trenwick Group Ltd., and W. R. Berkley Corporation.


				ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended December 31, 2000, accompanies this Proxy Statement.


			INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP served as independent public accountants of the Company for the fiscal year ended December 31, 2000. The Company informed PricewaterhouseCoopers LLP on February 9, 2001, that it would be dismissed as the Company's independent public accountant effective upon completion of the audit for the fiscal year ended December 31, 2000. The decision to change accountants was recommended by the Audit Committee and approved by the Company's Board of Directors.

    The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the Company's two fiscal years ended December 31, 2000 and through March 14, 2001, there were no disagreements between PricewaterhouseCoopers LLP and the Company regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the PricewaterhouseCoopers LLP, would have caused it to make reference thereto in its report on the financial statements for such years. A representative of PricewaterhouseCoopers will be present at the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from the shareholders.

    On February 9, 2001, the Company engaged Ernst & Young LLP as its independent public accountant for the fiscal year ending December 31, 2001. During the Company's two most recent fiscal years ended December 31, 2000, and through March 14, 2001, the Company did not consult with Ernst & Young LLP as to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and the Company did not consult with Ernst & Young LLP as to any matter that was either the subject of a disagreement or reportable event.


			SHAREHOLDER PROPOSALS AND NOMINATIONS

    Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders scheduled to be held on April 17, 2002, must be received by the Company no later than November 23, 2001 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the Securities and Exchange Commission.

    In order for a shareholder to nominate a candidate for director at a meeting of shareholders, under the Company's Code of Regulations, timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, in the case of an annual meeting, such notice of a proposed nomination must be received by the Company on or before the later of (1) the first day of February immediately preceding such annual meeting or (2) the sixtieth day prior to the first anniversary of the most recent annual meeting of shareholders. The shareholder filing the notice of nomination must describe various matters regarding the proposed nominee, including such information as name, address, occupation and shares of the Company held. These requirements are separate from the requirements a shareholder must meet in order to have a proposed nominee considered by the Nominating Committee of the Company's Board of Directors for nomination by the Board of Directors and inclusion as a nominee in the Company's proxy statement.

    The Securities and Exchange Commission has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company's Board of Directors. If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders and does not notify the Company of such proposal by February 6, 2002, or if a shareholder intends to nominate a director at the 2002 Annual Meeting and does not comply with the notification requirements described in the preceding paragraph, the proxies solicited by the Company's Board of Directors for use at the Annual Meeting may be voted on such proposal or such nominee, as the case may be, without discussion of the proposal or nominee in the proxy statement for that Annual Meeting.

    In each case, written notice must be given to the Secretary of the Company, whose name and address are: Howard L. Sloneker III, Secretary, Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014.

	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based on the Company's review of the copies of such forms it has received, the Company believes that all of its officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal 2000.


				OTHER MATTERS

    The Company files annually with the Securities and Exchange Commission an Annual Report on Form 10-K. This report includes financial statements and financial statement schedules.

    A SHAREHOLDER OF THE COMPANY MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

			OHIO CASUALTY CORPORATION
			Attention:  Howard L. Sloneker, III
			Senior Vice President and Secretary
			9450 Seward Road
			Fairfield, Ohio  45014


    Management and the Board of Directors of the Company know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the common shares represented by such proxy card on such matters in accordance with their best judgment.


			EXPENSES OF SOLICITATION

    The expense of proxy solicitation will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, facsimile, electronic mail or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $15,000.


				       By Order of the Board of Directors,



				       Howard L. Sloneker III, Secretary



March 14, 2001

			OHIO CASUALTY CORPORATION
	This Proxy is solicited on behalf of the Board of Directors
		ANNUAL MEETING OF SHAREHOLDERS APRIL 18, 2001

    Each undersigned shareholder of Ohio Casualty Corporation (the "Company") hereby constitutes and appoints Dan R. Carmichael and Howard L. Sloneker III, or either one of them, with full power of substitution in each of them, as proxy or proxies of the undersigned to vote at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held in the Ohio Casualty University Auditorium at Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio 45014, on Wednesday, April 18, 2001, at 10:30 a.m., local time, and at any adjournment thereof, all of the common shares of the Company the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, including any common shares held on the undersigned's behalf in The Ohio Casualty Insurance Company Employee Savings Plan, as follows:

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, EXCEPT FOR ANY SHARES THE UNDERSIGNED HOLDS IN THE OHIO CASUALTY INSURANCE COMPANY EMPLOYEE SAVINGS PLAN, WHICH WILL BE VOTED ACCORDING TO PLAN RULES. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.


(Continued, and to be executed and dated on the reverse side)

[ X ]  Please mark your
       votes as in this
       example.


(1) TO ELECT THE FOLLOWING THREE (3) NOMINEES AS
    DIRECTORS TO SERVE TERMS EXPIRING IN 2004 (CLASS II):

	 FOR      WITHHELD                        01 WAYNE EMBRY
	 [  ]       [  ]                          02 STEPHEN S. MARCUM
						  03 STANLEY N. PONTIUS

INSTRUCTION:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
		WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-------------------------------------

(2) IN THEIR DISCRETION, TO CONSIDER AND VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.


I am interested in receiving future proxy statements     [  ]
and annual reports electronically, if available.


All proxies previously given by the undersigned are hereby revoked. Receipt of the accompanying Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2000, is hereby acknowledged.


The signature or signatures to this proxy must be the same as the name or names which appear hereon. Persons signing as attorneys, executors, administrators, trustees or guardians should give full title as such.


______________________________________________


______________________________________________
Signature(s) of Shareholder(s)      DATE



PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED STAMPED ENVELOPE. SHOULD YOU PREFER TO CAST YOUR PROXY VIA TELEPHONE OR THE INTERNET, SEE THE INSTRUCTIONS PRINTED ON THE ATTACHMENT TO THIS CARD.

			-   FOLD AND DETACH HERE   -



			  OHIO CASUALTY CORPORATION

			PROXY VOTING INSTRUCTION CARD

Your vote is important. By casting your vote in one of the three ways described on this instruction card, you will vote all of the common shares of Ohio Casualty Corporation that you are entitled to vote, including any common shares held on your behalf in the Ohio Casualty Insurance Company Employee Savings Plan.

Please consider the issues in the proxy statement and cast your vote by:

	- Accessing the World Wide Web site http://www.eproxyvote.com/ocas to vote via the Internet. You can also register at this site to access future proxy materials electronically.

	- Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

	- Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Ohio Casualty Corporation, c/o EquiServe, First Chicago Trust Division, P.O. Box 8648, Edison, New Jersey 08818-9147.

You can vote by phone or via the Internet anytime prior to April 18, 2001. You will need the control number printed at the top of this instruction card opposite your name and address to vote by phone or via the Internet. If you do so, you do not need to mail your proxy card.